SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 7, 2008
Date of Report
(Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-32877	04-3562325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Wells Avenue Newton, Massachusetts 02459

(Address of principal executive offices) (Zip code)

(617) 559-0033
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company received a letter dated November 7, 2008 from the NYSE Alternext US (the "Exchange"), formerly known as the American Stock Exchange, stating that  the Exchange intends to begin delisting proceedings of the Company’s common stock because the Company was not able to regain compliance with Section 1003(a)(i) of the Company Guide with stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two out of its three most recent fiscal years, and Section 1003(a)(ii) of the Company Guide with stockholders’ equity of less than $4,000,000 and losses from continuing operations and net losses in three of its four most recent fiscal years. The Company has appealed the Exchange’s decision and requested a hearing before the Exchange’s Corporate Compliance Panel, but cannot assure that the Exchange’s decision will be reversed.  If the Company’s common stock is delisted, the shares may trade on another market, including the Over-the-Counter Bulletin Board.

Item 9.01     Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits.

Exhibit Number

	99.1	News release of Pro-Pharmaceuticals, Inc., dated November 13, 2008, entitled “Pro-Pharmaceuticals Receives Delisting Notice From NYSE Alternext US”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

		By:	/s/ Anthony D. Squeglia
Anthony D. Squeglia
Chief Financial Officer

Date:	November 13, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release from Pro-Pharmaceuticals, Inc., dated November 13, 2008, entitled “Pro-Pharmaceuticals Receives Delisting Notice From NYSE Alternext US”.